ARTICLES OF INCORPORATION

                                 OF

                      EMISSION CONTROL DEVICES, INC.
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       Pursuant to Sec. 55-2-02 of the General Statutes of North Carolina, the
undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business Corporation.

                              ARTICLE I

       The name of the Corporation is Emission Control Devices, Inc.

                              ARTICLE II

       The Corporation is authorized to issue one hundred thousand shares. These shares shall be all on one class, designated as common stock.

                              ARTICLE III

       The street address and county of the initial registered office is 19425-G Liverpool Parkway, Cornelius, North Carolina 28031, Mecklenburg County.

                              ARTICLE IV

       The mailing address of the initial registered office is 19425-G Liverpool Parkway, Cornelius, North Carolina 28031.

                              ARTICLE V

       The name of the initial registered agent is John F. Hanzel.

                              ARTICLE VI

       The name and address of the incorporator is John F. Hanzel, 19425-G Liverpool Parkway, Cornelius, North Carolina 28031.

                              ARTICLE VII

       These Articles are effective upon filing.

       This the 27th day of October, 2000.
                                               /s/ John F. Hanzel
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                                               JOHN F. HANZEL, Incorporator